As filed with the Securities and Exchange Commission on July 12, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

eFuture Information Technology Inc.
(Exact name of issuer as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8/F TopNew Tower 2
15 Guanghua Road
Chaoyang District
Beijing 100026, People’s Republic of China
(Address of Principal Executive Offices)
(ZIP Code)

EFUTURE INFORMATION TECHNOLOGY INC. 2009 SHARE INCENTIVE PLAN
(Full title of the plan)

With copies to:

Dennis O. Laing 10612 Baypines Lane Richmond, Virginia 23233 (Name and address of agent for service) (804) 741-7393	Bradley A. Haneberg, Esq. Kaufman & Canoles, P.C. Three James Center, 12th Floor 1051 East Cary Street Richmond, Virginia 23219 (804) 771-5790
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares issuable under 2009 Share Incentive Plan(2)	328,000	$6.55	$2,148,400	$153.19
Ordinary Shares issuable under 2009 Share Incentive Plan(3)	4,000	$5.05	$20,200	$1.44
Total	332,000			$154.63

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares which may be issuable in accordance with Rule 416 to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.

(2)
328,000 ordinary shares granted under the 2009 Share Incentive Plan have a price of $6.55 per share. The aggregate offering price and fee associated with these ordinary shares were determined in accordance with Rule 457(h)(1).

(3)
The remaining 4,000 shares available under the 2009 Share Incentive Plan have not been granted. As such the aggregate offering price and fee associated with such shares were calculated in accordance with Rule 457(c) using the high and low prices of the registrant’s ordinary shares on the NASDAQ Capital Market on July 9, 2010.

PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the Plan Prospectus, meeting the requirements of Section 10(a) of the Securities Act.  The Reoffer Prospectus to be used in connection with sales of ordinary shares underlying options granted to eFuture Information Technology Inc. insiders will be used to meet the requirements of Section 10(a) of the Securities Act with respect to those securities.

Item 2.	Registrant Information and Employee Plan Information

Upon written or oral request by a participant in the Plan listed in Item 1, eFuture Information Technology Inc. will provide any of the documents incorporated by reference in Part II, Item 3 of this registration statement (which documents are incorporated by reference into the Plan Prospectus), any documents required to be delivered to participants pursuant to Rule 428(b) and other additional information about the Plan.  All of such documents and information will be available without charge. Any and all requests should be directed to Troe Wen, Secretary, eFuture Information Technology Inc., 8/F TopNew Tower 2, 15 Guanghua Road, Chaoyang District, Beijing 100026, People’s Republic of China; telephone number (86) 10-51650988.

Reoffer Prospectus

332,000 SHARES

EFUTURE INFORMATION TECHNOLOGY INC.

ORDINARY SHARES

This prospectus relates to the reoffer and resale by certain selling shareholders of our ordinary shares that were issued or may be issued by us to the selling shareholders as restricted shares or upon the exercise of share options granted under the eFuture Information Technology Inc. 2009 Share Incentive plan. The shares are being reoffered and resold for the account of the selling shareholders, and we will not receive any of the proceeds from the resale of the shares.

The selling shareholders’ sales may be effected from time to time in one or more transactions on the NASDAQ Capital Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will bear all expenses in connection with the preparation of this prospectus.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “EFUT.” On July 9, 2010, the closing price for our ordinary shares, as reported on the NASDAQ Capital Market was $5.09 per share.

Our principal executive offices are located at 8/F TopNew Tower 2, 15 Guanghua Road, Chaoyang District, Beijing 100026, People’s Republic of China, and our telephone number there is (86) 10-51650988.

This investment involves risk. See “Risk Factors” beginning at page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is July 12, 2010.

TABLE OF CONTENTS

Forward Looking Statements	3

Risk Factors	4

The Company	5

Selling Shareholders	6

Plan Of Distribution	9

Experts	9

Legal Matters	9

Where You Can Find More Information	9

Incorporation Of Certain Information By Reference	10

Indemnification	11

Information Required In The Section 10(A) Prospectus	11

FORWARD LOOKING STATEMENTS

This document contains certain statements of a forward-looking nature. Such forward-looking statements, including but not limited to projected growth, trends and strategies, future operating and financial results, financial expectations and current business indicators are based upon current information and expectations and are subject to change based on factors beyond the control of the Company. Forward-looking statements typically are identified by the use of terms such as “look,” “may,” “should,” “might,” “believe,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. The accuracy of such statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including but not limited to the following:

•	the timing of the development of future products;
•	projections of revenue, earnings, capital structure and other financial items;
•	statements of our plans and objectives;
•	statements regarding the capabilities of our business operations;
•	statements of expected future economic performance;
•	statements regarding competition in our market; and
•	assumptions underlying statements regarding us or our business.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update this forward-looking information. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this Report. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks incorporated by reference to our annual report on Form 20-F filed with the SEC on June 29, 2010 together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties incorporated herein by reference are not the only ones we face, but represent the material risks to our business. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may harm our business and financial performance. If any of the risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment. You should carefully consider these risk factors, together with all of the other information in this prospectus and the documents we have incorporated by reference in the section “Where You Can Find Additional Information” located on page 19 of this prospectus before you decide to purchase any of our ordinary shares (“Shares”).

THE COMPANY

We are a holding company for eFuture (Beijing) Royalstone Information Technology Inc., our wholly-owned operating subsidiary in China. We are a leading provider of integrated software and professional services for participants in China’s supply chain front market. These participants include manufacturers, distributors, wholesalers, logistics companies and retailers throughout China. At the present time, our customers are centered in four industries: retail, automobile, general household appliance and consumer goods. Our software products, however, can optimize the operations of businesses in a wide variety of industries. We expect to broaden our scope of customers over time.

Our solutions are specifically designed to optimize demand processes from finished goods to customer checkout, and to address supply chain management, business processes, decision support, inventory optimization, collaborative planning and forecasting requirements. Our software solutions business is enhanced and supported by our consulting services and ongoing maintenance on existing software installations. Our principal executive offices are located at 8/F Topnew Tower 2, 15 Guanghua Road, Chaoyang District, Beijing 100026, People’s Republic of China. Our telephone number is 86-10-51650988. Our website address is www.e-future.com.cn. Information contained on the website is substantially in Chinese. Information contained on our website or any other website is not a part of this prospectus.

SELLING SHAREHOLDERS

This prospectus relates to the Shares that are being registered for reoffers and resales by selling shareholders who have acquired or may acquire Shares pursuant to the Plan.  Offers and sales by selling shareholders who are “affiliates” (as such term is defined under Rule 405 under the Securities Act) are also covered by this prospectus.

The selling shareholders are our prior, current and future officers, directors, employees and consultants (or any of their respective assigns) who have acquired or may acquire in the future Shares under the Plan.  The selling shareholders may, from time to time, resell all, a portion or none of the Shares covered by this prospectus.  There is no assurance that any of the selling shareholders will sell any or all of the Shares offered by them under this registration statement.

Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The Shares to which this reoffer prospectus relates are being registered for reoffers and resales by the selling shareholders, who acquired the Shares pursuant to an option agreement or restricted share agreement with our company.

The table below sets forth with respect to the selling shareholders, based upon information available as of July 12, 2010, the number of Shares owned before sale (including, where applicable, the ordinary shares covered by this reoffer prospectus, ordinary shares not covered by this reoffer prospectus and vested and unvested options to purchase ordinary shares), the number of Shares registered by this reoffer prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered ordinary shares assuming the sale of all of the registered ordinary shares.

Selling Shareholder	Number of Shares owned before sale	Number of Shares registered by this reoffer prospectus(1)	Number of Shares owned after sale	Percentage of Shares owned after sale(2)

Adam Yan	395,375	5,000	390,375	11.59%
Dehong Yang	20,000	20,000	0	*
Ping Yu	20,000	10,000	10,000	*
Qicheng Yang	52,023	8,000	44,023	1.31%
Deliang Tong	104,735	6,000	98,735	2.93%
Tingchao Zhao	13,000	8,000	5000	*
Hongjun Zou	173,820	3,000	170,820	5.07%
Jianwei Mu	1,500	1,500	0	*
Juan Wen	3,000	3,000	0	*
Bin Lin	18,000	18,000	0	*
Jianghong Dai	18,000	18,000	0	*
Dong Cheng	30,000	18,000	12,000	*
Dennis O. Laing	15,000	15,000	0	*
Ming Zhu	15,000	15,000	0	*
Junfeng Li	124,908	7,000	117,908	3.50%
Tianming Tang	21,777	7,000	14,777	*
Zhigang Zhou	11,206	8,000	3,206	*
Ke Qiu	16,838	7,000	9,838	*
Zengqiang Lan	5,000	5,000	0	*
Kufu Zhou	17,935	6,000	11,935	*
Qiang Zou	7,696	6,000	1,696	*
Yong Cao	9,618	5,000	4,618	*
Dun Han	8,793	5,000	3,793	*
Deyong Jiang	4,396	3,000	1,396	*

Xiaoping Yuan	4,329	3,000	1,329	*
Guobin Chen	3,739	3,000	739	*
Yi Jiang	3,647	3,000	647	*
Xuejun Zhang	3,193	2,000	1,393	*
Sangzhi Gao	1,000	1,000	0	*
Wei Huang	1,300	1,000	300	*
Chaowei Wang	1,000	1,000	0	*
Gaoping Xu	3,064	2,000	1,064	*
Rui Lao	2,896	1,500	1,396	*
Gang Liu	2,396	1,500	896	*
Wenge Cheng	2,488	1,500	988	*
Haihong Cai	1,000	1,000	0	*
Zhibin Zhou	1,896	1,000	896	*
Baocun Zhang	1,000	1,000	0	*
Weidong Zhang	4,412	3,000	1,412	*
Hongzhi Liao	4,000	3,000	1,000	*
Xiong Gao	5,695	2,000	3,695	*
Luoyi Meng	7,541	2,000	5,541	*
Haibing Qian	2,558	1,000	1,558	*
Huajun Shi	1,000	1,000	0	*
Miaoqing Huang	1,000	1,000	0	*
Huiyun Li	1,500	1,000	500	*
Yingfeng Wang	1,000	1,000	0	*
Haibin Wang	1,396	1,000	396	*
Yanhong Chen	3,093	1,500	1,593	*
Yi He	4,322	2,000	2,322	*
Hui Liu	2,961	1,500	1,461	*
Jieyi Li	1,500	1,500	0	*
Yudong Tang	1,000	1,000	0	*
Jianjun Zhang	2,396	1,500	896	*
Song Tian	1,264	1,000	264	*
Yaojun Wei	1,500	1,000	500	*
Shaoyong Zhang	1,500	1,000	500	*
Xuanyu Mu	1,500	1,000	500	*
Bin Ouyang	1,000	1,000	0	*
Shuli Sun	2,142	1,500	642	*
Yong Xiao	2,424	1,500	924	*
Xiangdong Liu	3,232	1,500	1,732	*
Kefeng Zhang	1,396	1,000	396	*
Wei Cao	4,847	3,000	1,847	*
Xiaobao Zhang	1,000	1,000	0	*
Yongqi Hou	1,000	1,000	0	*
Xiaobo Cao	1,000	1,000	0	*
Shiyang Xian	1,000	1,000	0	*
Kun He	1,000	1,000	0	*
Yanfeng Yang	1,000	1,000	0	*
Qi Luo	5,322	3,000	2000	*
Hai Chai	2,924	2,000	924	*
Deping Deng	6,236	2,000	4,236	*
Zhigang Tan	6,236	2,000	4,236	*
Yuehai Feng	1,500	1,500	0	*
Wenqin Zou	3,000	3,000	0	*
Jialiang Zeng	8,389	3,000	5,389	*
Liang Yin	2,529	1,500	1,029	*
Yongjun Li	2,527	1,000	1,527	*
Tieqiang Xiao	1,000	1,000	0	*

Zhikui Li	1,896	1,000	896	*
Long Zhou	1,000	1,000	0	*
Sheng Huang	2,651	1,000	1,651	*
Shu Li	4,271	1,500	2,771	*
Rui Zhang	9,527	2,500	7,027	*
Peng Xiao	1,000	1,000	0	*
Hiroshi Shinozaki	8,000	2,000	6000	*
Kaifeng Yang	1,420	1,000	420	*
Yuanwei Gu	7,000	1,000	6000	*
Zhiping Li	4,430	1,000	3,430	*
Xuedong Zhou	4,450	1,000	3,450	*
Feng Liu	3,190	2,000	1,190	*
Jiong Li	3,196	2,000	1,196	*
Wei Zhang	1,132	1,000	132	*
Zhiyang Zhai	1,532	1,000	532	*
Jianbo Wu	1,796	1,000	796	*
Jin Wang	1,300	1,000	300	*
Boyong Jiang	3,000	3,000	0	*
Haibo Wang	3,000	3,000	0	*

*	Less than 1%.
(1)
Represents the maximum number of Shares issued under the Incentive Plan that could be sold under this prospectus if the holder exercised all of his options when vested and sold the underlying Shares and sold all restricted shares when vested.  Does not constitute a commitment to sell any or all of the stated number of Shares.  The number of Shares to be sold shall be determined from time to time by each selling shareholder in his discretion.  Includes Shares underlying vested and unvested options.

(2)	Based on 3,368,424 Shares outstanding as of July 12, 2010.

PLAN OF DISTRIBUTION

The Shares may be offered by the selling shareholders from time to time in transactions on the NASDAQ Capital Market, any other stock exchange, market or trading facility on which our Shares are traded, in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares or a combination of these methods of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholders may effect these transactions by selling the Shares to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser of the Shares for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary commissions.

There is no assurance that any of the selling shareholders will sell any or all of the Shares offered under this prospectus.

We have agreed to pay all expenses incurred in connection with the registration of the Shares offered under this prospectus, except that the selling shareholders shall be responsible for all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of these Shares.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Grant Thornton, the Hong Kong member firm of Grant Thornton International Ltd., an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting in giving said report.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Shares offered hereby have been passed upon by Campbells, Cayman Islands counsel to our Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). You may read and copy any document which we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Additional information about us may also be obtained at our web site at http://www.e-future.com.cn. We have filed with the SEC a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act with respect to the Shares. This reoffer prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to us and our ordinary shares, you should consult the Registration Statement and its exhibits. Statements contained in this reoffer prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 001-33113) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

(1)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2009;

(2)
The description of the ordinary shares, $0.0756 par value per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on October 26, 2006 (File Number 001-33113) pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the ordinary shares, $0.0756 par value per share, contained in the registration statement on Form F-1 (File Number 333-126007) filed by the Registrant on June 21, 2005 and declared effective by the Commission on September 29, 2006, and any amendment or report filed with the Commission for purposes of updating such description.

All documents that we have filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the completion of the offering shall be deemed to be incorporated by reference into this reoffer prospectus and to be part of this reoffer prospectus from the date of filing of these documents. We will provide without charge to each person, including any beneficial owner, to whom a copy of this reoffer prospectus is delivered a copy of any or all documents incorporated by reference into this reoffer prospectus except the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You may request copies by writing or telephoning Troe Wen, Secretary, eFuture Information Technology Inc., 8/F TopNew Tower 2, 15 Guanghua Road, Chaoyang District, Beijing 100026, People’s Republic of China; telephone number (86) 10-51650988.

INDEMNIFICATION

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law to a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable as a matter of United States law.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registration information) will be sent or given to the participants of the eFuture Information Technology Inc. 2009 Share Incentive Plan, as amended, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

  The following documents filed by us with the SEC are incorporated herein by reference as of the dates thereof:

(1)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2009;

(2)
The description of the ordinary shares, $0.0756 par value per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on October 26, 2006 (File Number 001-33113) pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the ordinary shares, $0.0756 par value per share, contained in the registration statement on Form F-1 (File Number 333-126007) filed by the Registrant on June 21, 2005 and declared effective by the Commission on September 29, 2006, and any amendment or report filed with the Commission for purposes of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

      Not applicable.

Item 5.	Interests of Named Experts and Counsel.

  Not applicable.

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law to a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable as a matter of United States law.

Item 7.	Exemption from Registration Claimed.

   Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Specimen Certificate for ordinary shares(1)
5.1	Opinion of Campbells(2)
23.1	Consent of Grant Thornton(2)
23.2	Consent of Campbells (included in Exhibit 5.1)(2)
24.1	Powers of Attorney (included in Part II of this Registration Statement)(2)
99.1	eFuture Information Technology Inc. 2009 Share Incentive Plan(2)

(1)	Incorporated by reference to the Company’s Registration Statement on Form F-1, Registration No. 333-126007.
(2)	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beijing, People’s Republic of China on July 12, 2010.

eFuture Information Technology Inc.

/s/ Adam Yan
Mr. Adam Yan
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam Yan as his true and lawful attorney-in-fact, as agent with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and any registration statement related to the same offering as this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Adam Yan	Chief Executive Officer	July 12, 2010
Adam Yan	(Principal Executive Officer) and Director

/s/ Yu Ping	Chief Financial Officer	July 12, 2010
Yu Ping	(Principal Financial and Accounting Officer) and Director

/s/ Dennis O. Laing	Director	July 12, 2010
Dennis O. Laing	(Authorized Representative in the United States)

/s/ Ming Zhu	Director	July 12, 2010
Ming Zhu

/s/ Dong Cheng, Ph. D.	Director	July 12, 2010
Dong Cheng

/s/ John Dai	Director	July 12, 2010
John Dai

/s/ Brian Lin	Director	July 12, 2010
Brian Lin

/s/ Deliang Tong	Director	July 12, 2010
Deliang Tong

/s/ Weiquan Ren	Director	July 12, 2010
Weiquan Ren

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Specimen Certificate for ordinary shares(1)
5.1	Opinion of Campbells(2)
23.1	Consent of Grant Thornton(2)
23.2	Consent of Campbells (included in Exhibit 5.1)(2)
24.1	Powers of Attorney (included in Part II of this Registration Statement)(2)
99.1	eFuture Information Technology Inc. Share Incentive Plan(2)

(1)	Incorporated by reference to the Company’s Registration Statement on Form F-1, Registration No. 333-126007.
(2)	Filed herewith.